UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2007

Cherokee International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50593	95-4745032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2841 Dow Avenue, Tustin, California		92780
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (714) 544-6665

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Cherokee International Corporation (the “Company”) held on July 17, 2007, the stockholders of the Company approved an amendment to the Cherokee International Corporation 2004 Omnibus Stock Incentive Plan (the “Stock Plan”) to increase the number of shares of the Company’s common stock reserved for issuance under the Stock Plan by 1,000,000 shares.  A description of the material terms of the Stock Plan is included under the caption “Proposal 3 – Amendment of 2004 Omnibus Stock Incentive Plan” in the Company’s definitive Proxy Statement for the Annual Meeting, filed with the Securities and Exchange Commission on June 15, 2007, which description is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Cherokee International Corporation 2004 Omnibus Stock Incentive Plan, as amended as of July 17, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INTERNATIONAL CORPORATION

Date: July 18, 2007	By:	/s/ Linster W. Fox
		Name:	Linster W. Fox
		Title:	Executive Vice President, Chief
Financial Officer and Secretary